Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of February 13, 2015, among Platform Specialty Products Corporation (“Platform”), each of the subsidiaries of Platform identified as a “Guaranteeing Subsidiary” on the signature pages of this Supplemental Indenture (the “Guaranteeing Subsidiaries”), Computershare Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”) and Société Générale Bank & Trust, as paying agent, registrar and transfer agent (the “EUR Agent”).

W I T N E S S E T H

WHEREAS, PSPC Escrow Corp., a Delaware corporation (the “Escrow Issuer”), has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 2, 2015, providing for the Escrow Issuer’s issuance of dollar-denominated 6.500% Senior Notes due 2022, initially in the aggregate principal amount of $1,100,000,000, and euro-denominated 6.000% Senior Notes due 2023, initially in the aggregate principal amount of €350,000,000 (collectively, the “Notes”);

WHEREAS, Section 4.18 of the Indenture provides that following satisfaction of the Escrow Conditions, the Escrow Issuer will merge with and into Platform, with Platform surviving, and Platform and the Guaranteeing Subsidiaries will execute a supplemental indenture to assume all of the Escrow Issuer’s obligations and rights under the Indenture and the Guaranteeing Subsidiaries will become Guarantors under the Indenture;

WHEREAS, on the date hereof, the Escrow Issuer is merging with and into Platform with Platform being the surviving Person of such merger (the “Merger”); and

WHEREAS, pursuant to Section 9.01 of the Indenture the Trustee and the EUR Agent are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, Platform, the Guaranteeing Subsidiaries, the Trustee and the EUR Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Assumption of Obligations.  Effective upon consummation of the Merger, Platform, pursuant to Article 5 of the Indenture, hereby expressly assumes and agrees to pay, perform and discharge when due each and every debt, obligation, covenant and agreement incurred, made or to be paid, performed or discharged by the Escrow Issuer under the Indenture and the Notes.  Platform hereby agrees to be bound by all the terms, provisions and conditions of the Indenture and the Notes and agrees that it shall be a Successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Escrow Issuer under the Indenture and the Notes.

3. Certain Defined Terms.

(a) The definition of the term “Company” in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read:

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“Company” means Platform Specialty Products Corporation, a Delaware corporation.

(b) (i) The definition of the term “Company” in Section 1 of each form of Note, attached to the Indenture as Exhibits A-1 and A-2, respectively, shall be changed from “PSPC Escrow Corp., a Delaware corporation” to “Platform Specialty Products Corporation, a Delaware corporation” and (ii) any and all other references to “PSPC Escrow Corp.” in each form of Note, including the face of each form of Note and the signature pages thereto, shall be changed to “Platform Specialty Products Corporation”.

(c) All references in the Indenture to the “Company” or “Platform” shall refer to Platform.

4. Agreement of the Initial Guarantors to Guarantee.  Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including, but not limited to, Article 10 thereof.

5. No Recourse Against Others.  No past, present, or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, or any of their direct or indirect parent companies, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

6. Execution and Delivery.  Each of the Guaranteeing Subsidiaries agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

7. Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  EACH OF THE PARTIES HERETO AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN PERSONAM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, ASSETS AND REVENUES.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

8. Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be deemed an original, but all of them together represent the same agreement.

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9. Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

10. The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Platform and the Guaranteeing Subsidiaries.

11. CUSIP and COMMON CODE Numbers.  The Company has caused CUSIP numbers, in the case of the USD Notes, and COMMON CODE numbers, in the case of the EUR Notes, to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as convenience to the Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.  In connection with the execution and delivery of this Supplemental Indenture, the Company (a) if required by the applicable depositaries, will provide new CUSIP numbers, in the case of the USD Notes, and new COMMON CODE numbers, in the case of the EUR Notes, (b) if required by the applicable depositaries, will issue and duly execute new Notes which are printed with such new CUSIP numbers and new COMMON CODE numbers, as applicable, in accordance with the terms of the Indenture in exchange for the existing Notes, (c) if new Notes are issued in accordance with clause (b), will direct the Trustee, in the case of the USD Notes, and the authenticating agent, in the case of the EUR Notes, to authenticate such new Notes in accordance with the terms of the Indenture and to provide such new CUSIP and COMMON CODE numbers to the applicable depositaries, and will direct the Trustee to cancel the existing Notes and (d) will otherwise comply with the requirements of the applicable depositaries.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

PLATFORM SPECIALTY PRODUCTS CORPORATION

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:   Chief Financial Officer and
Senior Vice President

[Signature Page to Supplemental Indenture]

MACDERMID, INCORPORATED,
as a Guaranteeing Subsidiary

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:  Chief Financial Officer and
Senior Vice President

MACDERMID HOLDINGS, LLC,
as a Guaranteeing Subsidiary

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:  Chief Financial Officer

PLATFORM DELAWARE HOLDINGS, INC.,
as a Guaranteeing Subsidiary

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:  Chief Financial Officer and
Secretary

DYNACIRCUITS, LLC,
as a Guaranteeing Subsidiary

By: MacDermid, Incorporated, its member

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:  Chief Financial Officer and
Senior Vice President

By: Echo International, Inc., its member

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:   President

[Signature Page to Supplemental Indenture]

MACDERMID INTERNATIONAL PARTNERS,
as a Guaranteeing Subsidiary

By: MacDermid, Incorporated, its partner

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:  Chief Financial Officer and
Senior Vice President

By: MacDermid Overseas Asia Limited, its partner

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:   President

W. CANNING LTD.,
as a Guaranteeing Subsidiary

By: MacDermid Houston, Inc., its General Partner

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:   President

By: MacDermid Texas, Inc., its Limited Partner

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:   President

[Signature Page to Supplemental Indenture]

AUTOTYPE HOLDINGS (USA) INC.
BAYPORT CHEMICAL SERVICE, INC.
CANNING GUMM, LLC
DUTCH AGRICULTURAL INVESTMENT PARTNERS LLC
ECHO INTERNATIONAL, INC.
MACDERMID ACUMEN, INC.
MACDERMID AGRICULTURAL SOLUTIONS, INC.
MACDERMID ANION, INC.
MACDERMID AUTOTYPE INCORPORATED
MACDERMID BRAZIL, INC.
MACDERMID GROUP, INC.
MACDERMID HOUSTON, INC.
MACDERMID INTERNATIONAL INVESTMENTS, LLC
MACDERMID INVESTMENT CORP.
MACDERMID MAS LLC
MACDERMID OFFSHORE SOLUTIONS, LLC
MACDERMID OVERSEAS ASIA LIMITED
MACDERMID PRINTING SOLUTIONS ACUMEN, INC.
MACDERMID PRINTING SOLUTIONS, LLC
MACDERMID PUBLICATION & COATING PLATES, LLC
MACDERMID SOUTH AMERICA, INCORPORATED
MACDERMID SOUTH ATLANTIC, INCORPORATED
MACDERMID TEXAS, INC.
MACDERMID US HOLDINGS, LLC
MRD ACQUISITION CORP.
NAPP PRINTING PLATE DISTRIBUTION, INC.
NAPP SYSTEMS INC.
SPECIALTY POLYMERS, INC.
W. CANNING INC.
W. CANNING USA, LLC

each, as a Guaranteeing Subsidiary

By /s/ Frank J. Monteiro
Name: Frank J. Monteiro
Title:   President

[Signature Page to Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By /s/ John M. Wahl
Name: John M. Wahl
Title: Corporate Trust Officer

SOCIÉTÉ GÉNÉRALE BANK & TRUST,
as Paying Agent, Registrar and Transfer Agent

By /s/ Benoit Willers
Name: Benoît Willers
Title: Head of Custody and Issuer Services

[Signature Page to Supplemental Indenture]